Exhibit (e)(6)

SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

ACCESS ONE TRUST

AS OF DECEMBER 14, 2006

Access Flex High Yield Fund	Investor Class
Service Class
Class A

Access Flex Bear High Yield	Investor Class
Service Class
Class A

Access Commodity Fund	Investor Class
Service Class
Class A

Access Bear Commodity Fund	Investor Class
Service Class
Class A